Exhibit 99.1

For further information, contact:

Danial J. Tierney, Executive Vice President

Office:  (503) 257-8766, Ext. 279

Fax:  (800) 754-6187 / E-mail:  dantierney@trm.com

TRM Announces Third Quarter 2003 Series A Preferred Stock Dividend

Portland, Oregon: 26 September, 2003 — TRM Corporation (NASDAQ: TRMM) today reported that its Board of Directors approved payment of the third quarter 2003 dividend on outstanding shares of Series A Preferred Stock.  The dividend is in the aggregate amount of $375,000 and will be paid on 15 October 2003 to shareholders of record as of 10 October 2003.  Accruals for the preferred dividend are made on a quarterly basis; payment will have no impact on the Company’s income statement.

FORWARD LOOKING STATEMENTS

Statements made in this news release that are not historical facts are forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for the Company’s services; access to capital; maintaining satisfactory relationships with the Company’s banking partners; technological change; the ability of the Company to control costs and expenses; competition and the Company’s ability to successfully implement its planned growth.  Additional information on these factors, which could affect the Company’s financial results, is included in its Securities and Exchange Commission filings.  Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement.  Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.